UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street
Suite 415
Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 274-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

As previously reported, on May 3, 2018, Sarepta Therapeutics, Inc. (the “Company”) and Myonexus Therapeutics, Inc. (“Myonexus”) entered into a warrant to purchase common stock of Myonexus (the “Warrant”), which, in combination with amendments to the Myonexus certificate of incorporation, provide the Company with an exclusive option to acquire Myonexus (the “Option”). On February 26, 2019 the Company delivered to Myonexus an exercise notice (the “Exercise Notice”) stating its intention to exercise the Option.

Prior to the delivery of the Exercise Notice, on February 26, 2019, the Company and Myonexus entered into a letter agreement (the “Letter Agreement”) to amend certain terms of the Warrant to (i) reduce the payment price the Company would be required to make at the closing of the Option exercise from $200,000,000 to $165,000,000, subject to certain adjustments (the “Warrant Exercise Price”), and (ii) terminate the Company’s obligation to pay any development milestone payments that have yet to be earned under the Warrant and pay Myonexus shareholders an additional amount in recognition of amounts Myonexus expended toward the achievement of those milestones, agreed for this purpose to be $6,000,000, to be paid upon exercise of the Option. The Company’s obligation to make contingent payments to the Myonexus’ former shareholders following the exercise of the Option will remain unchanged.

The Company retains the right to terminate the Warrant at any time prior to the closing of the Option exercise, which is expected to occur at the end of the Company’s first fiscal quarter ending March 31, 2019, subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description of the terms and conditions of the Warrant and the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, which was filed as Exhibit 2.1 to the Company Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2018, filed with the SEC on October 31, 2018, and the Letter Agreement, which is expected to be filed as an exhibit to the Company Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019.

Item 2.02Results of Operations and Financial Condition.

On February 27, 2019, the Company issued a press release announcing its results of operations and financial condition for the fourth quarter and the full-year ended December 31, 2018. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this report furnished pursuant to Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 2.02 of this report.

Item 7.01Regulation FD Disclosure.

On February 27, 2019, the Company issued a press release announcing the Company’s exercise of its option to acquire Myonexus.  A copy of the press release is furnished as Exhibit 99.2.

Also on February 27, 2019, the Company issued a press release and conducted an investor webcast presenting two-month data from the first three-patient cohort dosed in the MYO-101 gene therapy trial to treat Limb-Girdle Muscular Dystrophy type 2E, or beta-sarcoglycanopathy.  Copies of the press release and presentation are being furnished as Exhibits 99.3 and 99.4, respectively.

The information in this report furnished pursuant to Item 7.01 and Exhibits 99.2, 99.3 and 99.4 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.  It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 and Exhibits 99.2, 99.3 and 99.4 attached hereto.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated February 27, 2019 announcing fourth quarter 2018 and full-year 2018 financial results and recent corporate developments.
99.2	Press release dated February 27, 2019 announcing the Company’s exercise of its option to acquire Myonexus.
99.3	Press release dated February 27, 2019 announcing positive two-month data from the first three-patient cohort dosed in the MYO-101 gene therapy trial to treat LGMD type 2E, or beta-sarcoglycanopathy.
99.4	Presentation dated February 27, 2019, Clinical Update: MYO-101 for LGMD Type 2E.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Douglas S. Ingram
Douglas S. Ingram
President and Chief Executive Officer

Date: February 27, 2019